LAND PURCHASE AND SALE AGREEMENT








                                     SELLER:

                               CMD SOUTHWEST INC.











                                   PURCHASER:

                         MICROAGE COMPUTER CENTERS, INC.
                              (Option Land Parcel)

                                                                        07/26/86

                           PURCHASE AND SALE AGREEMENT


         This AGREEMENT is made on the 8th day of August, 1996, between CMD SOUTHWEST INC., an Arizona corporation ("Seller"), and MICROAGE COMPUTER CENTERS, INC., a Delaware corporation ("Purchaser").

         The parties hereto hereby agree as follows:

         1. Purchase and Sale. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, that certain real property described on Exhibit A attached hereto and made a part hereof ("Property"), for a total purchase price equal to the product of (a) Five and 00/100 dollars ($5.00), and (b) the number of Net Square Feet (as hereinafter defined) of the Property ("Purchase Price"), subject and according to the terms and conditions set forth in this Agreement.

         2. Earnest Money Deposit. Simultaneously with the execution and delivery of this Agreement by Seller and Purchaser, (a) Seller and Purchaser shall each execute and deliver to each other and Chicago Title Insurance Company ("Escrow Agent") a written escrow agreement between Seller, Purchaser and Escrow Agent identical in form and substance to Exhibit B hereto ("Earnest Money Escrow Agreement"), and (b) Purchaser shall deliver to Escrow Agent an amount equal to Fifty Thousand and 00/100 Dollars ($50,000.00) ("Earnest Money Deposit"). The Earnest Money Deposit, together with any interest thereon, shall be invested, maintained and disbursed pursuant to the terms of the Earnest Money Escrow Agreement and this Agreement.

         3. Title. Seller shall deliver to Purchaser within fifteen (15) days of the latest of each of the dates set forth after the signatures of each of the parties hereto ("Effective Date") a commitment for an ALTA Form B Owner's Title Insurance Policy ("Title Commitment") for the Property issued by Chicago Title Insurance Company ("Title Insurer") in the amount of the Purchase Price covering title to the Property and showing Seller as owner of the Property in fee simple.

         4. Survey. Seller shall deliver to Purchaser within twenty (20) days of the Effective Date an updated survey of the Property prepared in accordance with the 1992 "Minimum Standard Detail Requirements for Land Title Surveys" jointly established and adopted by ALTA and ACSM meeting the accuracy standards of an Urban Survey ("Survey") prepared and certified by a surveyor licensed by the State of Arizona and certified to Purchaser and Title Insurer which sets forth the legal description of the Property and depicts the Property and all improvements, encroachments, easements, building lines and other similar restrictions of record. The Survey shall include the net square feet of the Property ("Net Square Feet"), defined as the gross square feet of the Property, including fractional square feet, less the number of square feet falling within any public right of ways on the Property.

         5. Environmental Report. Seller shall deliver to Purchaser within twenty (20) days of the Effective Date an updated "Phase I" environmental report ("Environmental Report") prepared by an engineer licensed by the State of Arizona setting forth a description of the environmental condition of the Property.

         6. Representations and Warranties.

                           (a) Representations and Warranties of Seller. In order to induce Purchaser to execute, deliver and perform the obligations of Purchaser hereunder, Seller hereby makes the representations and warranties set forth in this Section 6(a) to Purchaser on and as of the Effective Date.

                                            (i) Seller has full capacity, right,
                  power and authority to execute, deliver and perform its obligations under this Agreement, and all required action and approvals therefor have been duly taken and obtained.

                                            (ii) The  individuals  signing  this
                  Agreement on behalf of Seller are duly authorized to sign the same on behalf of Seller and to bind Seller thereto.

                                            (iii)  Seller has not  received  any
                  written notice of any pending condemnation actions against the Property.

                                            (iv)  Seller  has not  received  any
                  written notice of any violation of applicable laws regulating the use, storage, handling or disposal of substances (A) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act or listed pursuant to Section 307 of the Clean Water Act,(B) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, (C) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, or (D) subject to regulations as a hazardous chemical substance pursuant to Section 6 of the Toxic Substances Control Act.

                           (b) Representations and Warranties of Purchaser. In order to induce Seller to execute, deliver and perform the obligations of Seller hereunder, Purchaser hereby makes the representations and warranties set forth in this Section 6(b) to Seller on and as of the Effective Date.

                                            (i)  Purchaser  has  full  capacity,
                  right, power and authority to execute, deliver and perform its obligations under this Agreement, and all required action and approvals therefor have been duly taken and obtained.

                                            (ii) The  individuals  signing  this
                  Agreement on behalf of Purchaser are duly authorized to sign the same on behalf of Purchaser and to bind Purchaser thereto.

                           (c)  Survival.   All  of  the   representations   and
         warranties contained in this Section 6 shall survive the Closing (as hereinafter defined) for a period of six months.

         7. General Covenants. During the period beginning on the Effective Date and ending on the Closing Date or the earlier termination of this Agreement according to the terms hereof, Seller will comply with each of the covenants set forth in this Section 7 without cost or expense to Purchaser.

                           (a) Liens and Encumbrances. Seller will not convey any interest in the Property to any person or entity, or intentionally encumber the Property, without the prior written consent of Purchaser.

                           (b)   Alterations.   Seller   will   not   make   any
         improvements to the Property, without the prior written consent of Purchaser.

         8. Conditions Precedent. The obligation of Purchaser to close the transaction contemplated under this Agreement is, unless waived in writing by Purchaser, subject to Purchaser's determination, in Purchasers sole and absolute discretion, that the Property is desirable for Purchasers intended purpose on or before the date which is forty five (45) days after the Effective Date ("Contingency Period"). Purchaser may, at its option, elect to terminate this Agreement by delivering written notice to Seller prior to the expiration of the Contingency Period, in which event the Earnest Money Deposit, together with all interest thereon shall forthwith be returned to Purchaser), all obligations of the parties under this Agreement shall cease and this Agreement shall be of no further force and effect. If Purchaser fails to deliver to Seller any written notice of such election to terminate prior to the expiration of the Contingency Period, Purchaser shall be deemed to have accepted the condition of the Property and to have waived any condition precedent to Closing.

         9. Closing.

                           (a) Closing Place. The consummation of the purchase and sale of the Property subject and according to the terms of this Agreement ("Closing") shall occur at the office of Title Insurer.

                           (b) Closing Date. The Closing shall occur on the date which is thirty (30) days after the expiration of the Contingency Period, or on any other date prior to such date which is agreed upon by Seller and Purchaser in writing ("Closing Date").

                           (c) Delivery of Documents. On the Closing Date, Seller and Purchaser shall deliver the following documents and other items to the following parties:

                                            (i) Seller  Documents.  Seller shall
                  deliver or cause to be delivered to Purchaser the items set forth in this subsection (i).

                                                  (A) Deed.  A special  warranty
                           deed to the Property in the form and substance shown on Exhibit "G" attached hereto and made a part hereof, duly executed by Seller.

                                                  (B)                Non-Foreign
                           Certifications. A certificate duly executed by Seller setting forth the address and federal tax identification number of Seller and certifying that Seller is a ("United States Person") and not a "foreign person" in accordance with and for the purpose of the provisions of Sections 7701 and 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                                                  (C)  Title  Policy.   A  title
                           policy or commitment to issue a title policy in the amount of the Purchase Price, covering title to the Property on the Closing Date, showing Purchaser as the sole owner of the Real Property in fee simple, subject only to the matters disclosed on the Title Commitment.

                                                  (D)  Resolution.  A  certified
                           corporate resolution passes by the Board of Directors of Seller authorizing the transaction contemplated in this Agreement and confirming the authority of the person executing this Agreement on behalf of Seller.

                                            (ii) Purchaser Documents.  Purchaser
                  shall deliver or cause to be delivered to Seller the items set forth in this subsection (ii):

                                                  (A)   Cash.   An   amount   by
                           federally insured wire transfer or by certified check drawn on a bank acceptable to Seller equal to the Purchase Price, less the Earnest Money Deposit, as adjusted pursuant to Section 9(e) and Section 14 hereof ("Cash Payment").

                                            (iii)    Seller    and     Purchaser
                  Documents. Seller and Purchaser shall each deliver or cause to be delivered to the Escrow Agent the items set forth in this subsection (iii):

                                                  (A)  Title   Documents.   ALTA
                           statements and transfer tax declarations in forms required by the Title Insurer with respect to the sale of the Property according to the terms of this Agreement.

                                                  (B)  Direction.  Joint written
                           direction to the Escrow Agent to disburse to Seller the entire amount of the Earnest Money Deposit, together with all interest which has accrued thereon.

                           (d) Deed and Money Escrow. At the option of Seller, the sale and purchase of the Property shall be closed through a deed and money escrow with Escrow Agent or Title Insurer ("Closing Escrow") in accordance with the general provisions in the usual form of deed and money escrow agreement then in use by Escrow Agent or Title Insurer ("Closing Escrow Agreement") with such special provisions inserted in the Closing Escrow Agreement as may be required to conform with this Agreement. Upon the creation of the Closing Escrow Agreement, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of all documents to be delivered hereunder shall be made through the Closing Escrow and in accordance with the terms of the Closing Escrow Agreement. The parties agree to create the Closing Escrow at least approximately 10 days prior to the Closing Date and to direct Escrow Agent to transfer the Earnest Money Deposit, together with all interest thereon, to the Closing Escrow for return to Purchaser only in accordance with the terms of this Agreement. One half of the costs of the Closing Escrow shall be paid by Seller and one half of the costs of the Closing Escrow shall be paid by Purchaser.

                  (e) Real Estate Taxes.

                                            (i) Definitions. The following terms
                           shall have the following respective meanings for the purpose of this Section 9(e):

                                                  (A) Base Year Tax Amount.  The
                           term "Base Year Tax Amount" means the amount of the real estate taxes for the Base Year.

                                                  (B) Base Year.  The term "Base
                           Year" means the calendar year most recently before the Closing Year for which the final real estate taxes have been determined by the real estate taxing authority.

                                                  (C) Adjustment  Days. The term
                           "Adjustment Days" means the number of days during the period beginning on and including January 1 of the calendar year in which the Closing occurs and ending on and including the date of the Closing.

                                                  (D)  Adjustment   Amount.  The
                           term "Adjustment Amount" means the amount of the real estate taxes paid on or before the date of the Closing for the Base Year and any calendar year after the Base Year.

                                                  (E)  Closing  Year.  The  term
                           "Closing Year" means the calendar year in which the Closing occurs.

                                                  (F)  Closing  Year Tax Amount.
                           The term "Closing Year Tax Amount" means the amount of the real estate taxes paid or payable for the Closing Year.

                                                  (G) Tax Proration Amount.  The
                           term "Tax Proration Amount" means the amount determined by the application of the following formula:

              Base Year Tax Amount x (365 + Adjustment Days) - Adjustment Amount
              ------------------------------------------------------------------
                                           365

                                                  (H)  Real  Estate  Taxes.  All
                           references to real estate taxes for a particular calendar year means the real estate taxes for the Real Property assessed for such calendar year and payable in the next succeeding calendar year.

                                            (ii) Purchaser Credit.  General real
                  estate taxes with respect to the Property shall be prorated and there shall be a credit at the Closing in favor of Purchaser against the Purchase Price in an amount equal to the Tax Proration Amount. All prorations with respect to Real Estate Taxes shall be final.

                           (f) Closing Charges. Seller shall pay all charges for title insurance furnished pursuant to Section 3 hereof, the Survey furnished pursuant to Section 4 hereof, the Environmental Report pursuant to Section 5 hereof, subject to the provisions of Section 8, and the release of all mortgages currently encumbering the Property. Purchaser shall pay for all title insurance in addition to that to be furnished by Seller under Section 3 hereof, all surveys in addition to that to be furnished by Seller under Section 4 hereof, any stamp or transfer taxes imposed by any state, county or other governmental agency on transfer of title, and all recordation and title insurance charges incurred in connection with any mortgage loans obtained by Purchaser. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

         10. Default.

                           (a) Default by Seller. In the event that Seller fails to consummate the transactions contemplated by and according to the terms of this Agreement for any reason other than the termination of this Agreement pursuant to the terms hereof or the default by Purchaser under this Agreement, Purchaser shall have the right, as its sole and exclusive remedies hereunder, to either (i) terminate this Agreement in its entirety by written notice to Seller within 5 days after the Closing Date, in which event the Earnest Money Deposit, together with all interest thereon, shall forthwith be returned to Purchaser, all obligations of the parties hereto shall thereupon cease and this Agreement shall thereafter be of no further force and effect, or (ii) seek specific performance of the obligations of Seller under this Agreement.

                           (b) Default by Purchaser. In the event that Purchaser fails to consummate the transactions contemplated by and according to the terms of this Agreement for any reason other than the termination of this Agreement pursuant to the terms hereof or the default by Seller under this Agreement, Seller shall have the right, as its sole and exclusive remedy hereunder, to retain the Earnest Money Deposit, together with all interest earned thereon, as liquidated damages, it being acknowledged that actual damages to Seller would be difficult or impossible to ascertain.

         11. Brokerage.

                           (a) Seller Brokerage. Seller hereby represents to Purchaser that Seller has not dealt with any broker or finder in respect to the transaction contemplated by this Agreement other than CB Commercial Real Estate ("Broker"). Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation claiming to have been engaged by Seller with respect thereto.

                           (b) Purchaser Brokerage. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated by this Agreement other than Broker. Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than Broker claiming to have been engaged by Purchaser with respect thereto. Seller will pay all commissions due to Broker with respect to the transactions contemplated by this Agreement pursuant to separate agreement and hereby agrees to indemnify Purchaser for any claim for a brokerage commission or finder's fee asserted by Broker.

         12. Condemnation. If, after the Effective Date and prior to the Closing Date, any material portion of the Property is taken by exercise of the power of eminent domain, Purchaser may, within 10 days after such taking, elect to (a) terminate this Agreement, in which event the Earnest Money Deposit, together with all interest thereon, shall be returned to Purchaser, all obligations of the parties under this Agreement shall cease, and this Agreement shall have no further force and effect, or (b) close the transaction contemplated by this Agreement as scheduled (except that if the Closing Date is less than 10 days following such taking, the Closing Date shall be delayed until Purchaser makes such election), in which event all monies that are paid as a result of such condemnation prior to the Closing Date shall be paid to Seller and applied to the Purchase Price to the extent of the Purchase Price at the Closing, and any monies that are paid as a result of such condemnation after the Closing Date shall be paid to Purchaser.



         13. Notices. Any notice, request, demand, instruction or other document to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be delivered personally or by cable or telex, or sent by a nationally-recognized overnight delivery service, or sent by United States registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith. All notices by cable or telex shall be subsequently confirmed by U.S. certified or registered mail.

         If to Seller:              CMD Southwest Inc.
                                    9785 Maroon Circle, Suite 350
                                    Englewood, CO  80112
                                    Attn: Vice President

         with a copy to:            CMD Corporation
                                    227 West Monroe Street
                                    Suite 3900
                                    Chicago, Illinois 60606
                                    Attention:  General Counsel

         If to Purchaser:           MicroAge Computer Centers
                                    2400 South MicroAge Way
                                    Tempe, AZ  85282-1896
                                    Attn: Vice President Administration

         14. Nomination of Buyer. At any time prior to the Closing Date, Purchaser may nominate and assign this Agreement or any of its rights hereunder to any person, partnership, corporation, trust or other entity, in which case such assignee shall be fully substituted as Purchaser herein. Upon written assumption by Assignee of this Agreement and all of its obligations contained herein, such assignment shall relieve Purchaser of further obligations under this Agreement with the exception of Purchaser's indemnification as defined in to Section 6 of this Agreement. Such Assignment shall be made by delivering to Seller and Escrow Agent written instructions signed by Purchaser assigning Purchaser's interest herein.

         15. Entire Agreement, Amendments and Waivers. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound thereby.

         16. No Third Party Benefits. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.

         17. Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         18. Time. Time is of the essence of each and every term of this Agreement.

         19. Interpretation.

                           (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or sections to which they apply or otherwise affect the interpretation hereof.

                           (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the Effective Date.

                           (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

                           (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

                           (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

                           (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           (g) Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or holiday, such time for performance shall be extended to the next business day. Otherwise all references herein to "days" shall mean calendar days.

                                    SELLER:

                                            CMD SOUTHWEST INC.,
                                            an Arizona corporation


                                            By:\s\  D. Scott Gibler
                                               ------------------------------
                                                D. Scott Gibler
                                            Its: Vice President
                                            Dated:    August 8, 1996
                                                  ---------------------------

                               PURCHASER:

                                    MICROAGE COMPUTER CENTERS, INC.


                                    By:        Alan R. Lyons
                                       -----------------------------------------
                                    Its: V.P. Human Resources and Administration
                                        ----------------------------------------
                                    Dated:   August 5, 1996
                                          --------------------------------------

                                    EXHIBIT A

                                  REAL PROPERTY


                                    Lots 29, 30 and 31 and the West  100.0  feet
                  of Lot 24, except the North 67.49 feet thereof, of BROADWAY INDUSTRIAL PARK UNIT FOUR, a subdivision recorded in book 210 of Maps, Page 48, records of Maricopa County, Arizona; said parcel containing an area of 380,929 square feet (+/-) or
                  8.7449 acres, more or less.

                                    EXHIBIT B

                         EARNEST MONEY ESCROW AGREEMENT

                                      DEED
When recorded, return to:
CMD Corporation
227 West Monroe Street, Suite 3900
Chicago, Illinois  60606
Attention:  General Counsel

                              SPECIAL WARRANTY DEED
                              ---------------------

         For the consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CMD SOUTHWEST, INC., an Arizona corporation ("Grantor"), hereby conveys to MICROAGE COMPUTER CENTERS, INC., a Delaware corporation ("Grantee"), the following real property situated in Maricopa County, Arizona, together with all rights and privileges appurtenant thereto:


                        Lots 29, 30 and 31 and the West 100.0 feet of Lot 24, except the North 67.49 feet thereof, of BROADWAY INDUSTRAIL PARK UNIT FOUR, a subdivsion recorded in book 210 of Maps, Page 48, records of Maicopa County, Arizona; said parcel containing an area of 380,929 square feet (+/-) or
      8.7449 acres, more or less

         SUBJECT only to covenants, conditions and restrictions of record; private, public and utility easements and roads and highways, if any; special taxes or assessments for improvements not yet completed; general taxes not yet due and payable and those matters identified in Exhibit A attached hereto.

         TO HAVE AND TO HOLD the same unto Grantee and Grantee's successors and assigns forever.

         SUBJECT to the foregoing, the Grantor hereby binds itself and its successors to warrant and defend the title against all acts of Grantor and none other.

         Executed by Grantor as of the       day of                  , 1996.
                                      -------       -----------------

                                             CMD SOUTHWEST INC.

                                             By:
                                                --------------------------------
                                             Its:
                                                --------------------------------

STATE OF ARIZONA                            )
                                            )        SS:
COUNTY OF MARICOPA                          )


         The foregoing instrument was acknowledged before me this ______ day of __________________ , 1996, by __________________________________, the
___________________ of CMD SOUTHWEST INC., an Arizona corporation, on behalf of the corporation.


                                                --------------------------------
                                                         Notary Public

My Commission Expires:


---------------------------

                                    EXHIBIT A


         SUBJECT TO:


         1. All plans and specifications for any improvement or alteration to the Property, including, but not limited to, the construction of a building or an addition to any existing building on the Property, landscaping, any exterior signs and color schemes for exterior painting, but specifically excluding any interior improvements or alterations which do not affect the exterior portions of the buildings or the parking and landscaping areas on the Property, shall be submitted to Grantor at 9785 Maroon Circle; Suite 350, Englewood, CO 80112, or to such other address for Grantor as shown on a duly recorded notice of change of address, for Grantor's prior written approval, which approval shall not be unreasonably withheld. Grantor's approval shall be for the purpose of assuring aesthetic harmony of the proposed improvements with other improvements, whether proposed or existing, within the Broadway Business Park, and such approval shall not be a warranty that the improvements comply with applicable governmental regulations are structurally sound or are otherwise free from defects. If Grantor fails to give a written response to submitted plans and specifications within thirty (30) days after the same have been mailed or hand-delivered to Grantor at Grantor's address of record as provided above, the improvement or alterations shall be deemed approved. During the course of construction of any improvement or alteration, Grantor shall be entitled to enter upon the Property to inspect the improvement or alteration in order to insure compliance by Grantee with the terms of these Restrictions. Notwithstanding anything contained herein to the contrary, as long as the City of Tempe maintains a Design Review Board whose purpose is, among other things, to assure the aesthetic harmony of proposed improvements with other improvements, Grantee shall not be required to submit plans and specifications for any improvement or alteration to the property, provided, however, all such improvements or alterations shall comply with all applicable governmental requirements including the City of Tempe Design Review Board.

         2. Grantee shall maintain the existing landscaping in a neat and orderly manner and shall keep areas not currently landscaped free of weeds.

         3. No metal-clad buildings or metal-clad alterations, additions or improvements to existing buildings on the Property shall be permitted.

         4. Outside storage of all goods, waste products and other materials of any kind whatsoever, shall be substantially screened from street view by a concrete block wall, which shall be stuccoed and painted to match the existing building.

         5. These restrictions shall be deemed covenants running with the land and are binding on Grantee and Grantee's successors and assigns for the benefit of Grantor's property located within the Broadway Business Park. These Restrictions shall be deemed terminated and forever thereafter of no force or effect whatsoever fifty (50) years following the date of recordation of this Deed, or at such time as Grantor no longer owns any property within the Broadway Business Park, whichever first occurs.

         6. Grantor shall be entitled to enforce these Restrictions by appropriate court proceeding, including the seeking and obtaining of injunctive relief. Grantee agrees to pay all costs of enforcement, including reasonable attorneys' fees.

         7. Grantor shall have the right, but not the obligation, to take such action as may be necessary to secure compliance with or to correct non-compliance with the terms of these Restrictions, and any amounts expended by Grantor in connection therewith shall be repaid to Grantor by Grantee immediately upon demand therefor, together with interest thereon from the date of expenditure by Grantor until paid at a rate equal to 2 percentage points added to the prime interest rate as published by the Wall Street Journal, as it varies from time to time. In the event that The Wall Street Journal ceases either to exist or announce a prime interest rate, the aforementioned interest shall be calculated by adding 2 percentage points to the prime interest rate of the lending institution in Maricopa County, Arizona that, at the time such calculation is made, has the greatest asset value.

         8. Notwithstanding anything contained herein to the contrary, prior to exercising any of Grantor's rights to enforce any of these Restrictions or to secure Grantee's compliance with or to correct non-compliance with the terms of these Restrictions, Grantor shall send to Grantee at the Property a written notice informing Grantee of the breach of these Restrictions and permitting Grantee a sixty day period in which to cure such breach (or if such breach cannot be cured within said sixty day period despite Grantee's diligent and continuous efforts to do so, said sixty day period shall be extended for so long as Grantee is diligently and continuously pursuing such cure but in no event longer than an additional sixty days).